CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated April 10, 2009 on the financial statements of Z-Seven Fund, Inc. as of December 31, 2008 and for the period indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-1A of Z-Seven Funds, Inc. (SEC File No. 811-03877 and 333-141200).





Cohen Fund Audit Services, Ltd.
Westlake, Ohio
April 30, 2009